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                                                                  Exhibit 10.8.5

                             Amendment Number 4 to
                    Launch Services Agreement LKEC-9411-002

This Amendment Number 4 ("the Amendment") entered into as of the date last written below, by and between PanAmSat Corporation, a Connecticut corporation and the successor in interest to PanAmSat L.P. ("PanAmSat" or Customer"), and Lockheed-Khrunichev-Energia International, Inc. ("LKE" or "Contractor"). This Amendment amends that certain Launch Services Agreement, dated 14 November 1994, by and between PanAmSat and LKE (the "Agreement"). All capitalized terms used in this Amendment, unless otherwise specified, have the meanings set forth in the Agreement.

     WHEREAS, PanAmSat and LKE desire to assign the PAS-10 spacecraft Launch C under the Agreement, in place of the Galaxy IV-R spacecraft previously assigned to Launch C under the Agreement; and

     WHEREAS, PanAmSat and LKE have reached an agreement on the basic terms for the assignment of the PAS-10 spacecraft to Launch C under the Agreement and desire to make the appropriate modifications to the Agreement; and

     NOW THEREFORE, in consideration of the mutual benefits to be derived, and for other good and valuable consideration, the receipt of which is hereby acknowledged, PanAmSat and LKE agree that:

1.  Spacecraft   The PAS-10 spacecraft will be assigned as the Payload for
    ----------
    Launch C under the Agreement in place of the previously-assigned Galaxy IV-R spacecraft.

2.  Launch Period   Launch C shall be rescheduled to a Launch Slot, in
    -------------
    accordance with Section 7.2 of the Agreement, of 1 December 2000 through 31 December 2000. This rescheduling of Launch C from the previous Launch Day of 17 March 2000 shall not be attributed to either PanAmSat or LKE for purposes of determining penalties for delays in accordance with Article 8 or Article 9 of the Agreement, nor for the purpose of determining postponements attributable to LKE in the event of a termination for cause as allowable under Article 21 of the Agreement.

3.  Reintegration Costs   LKE shall be reimbursed up to [***] by PanAmSat for
    -------------------
    actual reintegration costs as a result of the assignment of the PAS-10 spacecraft as the Payload for Launch C in place of the previously-assigned Galaxy IV-R spacecraft.

4.  Payment Schedule for Launch C   The Payment schedule set forth in Section
    -----------------------------
    6.1 of the Agreement is modified with respect to Launch C as follows:

     [***]

The payment due dates shown in the table above shall not be postponed for PanAmSat-requested launch postponements.

5.  [***]

6.  Execution in Counterparts   This Amendment may be executed in several
    -------------------------
    counterparts, each of which shall be deemed an original, and all of these counterparts together shall constitute but on and the same instrument.

    [***] Filed separately with the Commission pursuant to a request confidential treatment.

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                          LKE PROPRIETARY INFORMATION

     Each of the parties have duly executed and delivered this Amendment as of the day and year first written above.



PanAmSat Corporation                         Lockheed-Khrunichev-Energia
                                             International, Inc.



By:    /s/ Robert A. Bednarek                By:    /s/ David Abrahamian
   --------------------------------             --------------------------------


Name:  Robert A. Bednarek                    Name: David Abrahamian
     ------------------------------               ------------------------------


Title: EVP & CTO                             Title: Manager, Business Operations
      -----------------------------                -----------------------------


Date:  12.28.99                              Date: 12/16/99
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